UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  March 23, 2012

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03        Material Modification to Rights of Security Holders.

On March 23, 2012, the Board of Directors of Plug Power Inc. (the “Company”) approved an amendment to our Shareholder Rights Agreement dated as of June 23, 2009 (the “Rights Amendment”), to exempt affiliates and associates of AWM Investments Company, including but not limited to Special Situations Technology Fund, L.P.,  Special Situations Technology Fund II, L.P., and Special Situations Private Equity Fund, L.P., from purchasing shares of the Company’s common stock in the public offering announced on March 22, 2012, so long as such purchasers and their affiliates and associates do not at any time beneficially own shares of our common stock equaling or exceeding three percent more than the percentage of the then outstanding shares of common stock beneficially owned by such purchasers and their affiliates and associates immediately following the closing of the offering.  As a result, such ownership by any such purchaser will not trigger the exercisability of the preferred share purchase rights that would give each holder the right to receive upon exercise one ten-thousandth of a share of our Series A Junior Participating Cumulative Preferred Stock.  A copy of the amendment will be filed in an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: March 23, 2012	By: /s/ Andrew Marsh
Andrew Marsh Chief Executive Officer.